Compañía Cervecerías Unidas S.A.

Exhibit 4: Segment Information - Nine Month Ended September 30, 2003

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	97,357	91,194	20,424	16,750	78,281	78,484	62,864	55,972	3,579	305
Other products (*)	1,995	1,687	936	852	1,113	451	310	351	10,009	9,777
Total	99,353	92,881	21,359	17,603	79,394	78,935	63,174	56,323	13,587	10,082
% change	7.0%		21.3%		0.6%		12.2%		34.8%

Cost of sales	(42,119)	(39,730)	(14,368)	(14,503)	(39,280)	(37,003)	(41,583)	(34,067)	(10,208)	(7,283)
% of sales	42.4%	42.8%	67.3%	82.4%	49.5%	46.9%	65.8%	60.5%	75.1%	72.2%

SG&A	(36,813)	(35,400)	(11,933)	(12,951)	(36,693)	(36,125)	(16,653)	(14,403)	(3,230)	(803)
% of sales	37.1%	38.1%	55.9%	73.6%	46.2%	45.8%	26.4%	25.6%	23.8%	8.0%

Operating profit	20,421	17,751	(4,941)	(9,851)	3,421	5,807	4,938	7,853	150	1,996
% change	15.0%		49.8%		-41.1%		-37.1%		-92.5%
% of sales	20.6%	19.1%	-23.1%	-56.0%	4.3%	7.4%	7.8%	13.9%	1.1%	19.8%

Depreciation	13,212	13,345	5,551	8,059	8,458	8,422	1,655	1,423	1,023	982
Amortization	627	434	360	418	109	112	303	187	3	2
EBITDA	34,259	31,530	970	(1,374)	11,988	14,341	6,896	9,464	1,176	2,980
% change	8.7%		NM		-16.4%		-27.1%		-60.5%
% of sales	34.5%	33.9%	4.5%	-7.8%	15.1%	18.2%	10.9%	16.8%	8.7%	29.6%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2003	2002	2003	2002	2003	2002	2003	2002
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	2,496,953	2,369,655	1,246,609	1,004,099	2,932,900	2,883,974	912,544	717,525
% change	5.4%		24.2%		1.7%		27.2%

					Soft Drinks		Chile - Domestic
					2,197,308	2,178,938	374,899	382,202
					0.8%		-1.9%
					Nectars		Chile - Export
					238,733	198,658	365,530	331,401
					20.2%		10.3%
					Mineral Water
					496,859	506,378	Argentina - Domestic
					-1.9%		17,799	3,923
							353.8%
							Argentina - Export
							154,315

* Volumes include exports of 30,999 (21,821 to Chile) and 21,144 (18,177 to Chile) hectoliters in 2003 and 2002 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 51.6 million and 50.8 million in 2003 & 2002, respectively.

					Total		Total
Price (Ch$ / HL)	38,990	38,484	16,383	16,682	26,691	27,214	68,888	78,007
% change (real)	1.3%		-1.8%		-1.9%		-11.7%

					Soft Drinks		Chile - Domestic
					26,518	27,271	46,196	47,798
					-2.8%		-3.3%
					Nectars		Chile - Export
					38,037	38,321	105,304	113,071
					-0.7%		-6.9%
					Mineral Water
					22,001	22,611	Argentina - Domestic
					-2.7%		56,445	59,038
							-4.4%
							Argentina - Export
							39,213